UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 27, 2012

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 40507, Indianapolis, Indiana 46240
Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:  (317) 222-3035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Registrant incorporates the following reports into this Current Report on Form 8-K (the “Reports”):

Quarterly Report on Form 10-Q filed November 14, 2011
Quarterly Report on Form 10-Q filed February 21, 2012
Current Report on Form 8-K filed April 5, 2012
Current Report on Form 8-K filed April 20, 2012
Current Report on Form 8-K filed May 3, 2012

As a result of the transactions and events set forth in the Reports, Registrant no longer owns any operating businesses.  Registrant currently has approximately $33.0 million in liabilities and less than $0.5 million in assets.

On June 27, 2012 (the “Effective Date”), (a) John T. Thornton, Joseph Mauriello, Matthew R. Middendorf and Steven L. Zeller resigned as directors of Arcadia Resources, Inc. (“Registrant”), and (b) Mr. Zeller ceased to be employed as Chief Operating Officer and General Counsel of Registrant, and Mr. Middendorf ceased to be employed as Chief Financial Officer, Treasurer and Secretary of Registrant.

On the Effective Date and prior to their respective resignations, the Board of Directors determined that in light of the Company’s present circumstances it was appropriate for the Registrant to wind up its affairs.  The Board adopted resolutions authorizing the winding up of the Registrant’s affairs and entered into an agreement with a Wind-Down Administrator to oversee the wind up process in accordance with the authority given by the Board of Directors.  The Wind-Down Administrator has no authority to operate any business or engage in any business activity and is authorized solely to take actions to wind up the affairs of the Registrant.

Registrant expects that holders of Registrant’s outstanding unsecured debt and other trade creditors will receive no payments, or nominal payments, on their claims after the wind down of Registrant’s affairs is completed.

Registrant has determined that its shares of common stock have no value.  Registrant has previously discouraged investors in the Reports from trading in Registrant’s common stock.  On June 26, 2012, Registrant sent a letter to OTC Markets Group (“OTCG”) (a) terminating Registrant’s agreement with OTCG, (b) requesting that OTCG place a “Caveat Emptor” designation on the Registrant’s common stock and (c) requesting that OTCG take steps to cause further trading through OTCG facilities to cease, including taking action to prevent broker-dealers from trading the Registrant’s securities on OTCG trading facilities.

As of the Effective Date, Registrant has closed its executive offices at 9320 Priority Way West Drive, Indianapolis, IN 46240.  Communications with Registrant may be done in writing addressed to: Wind-Down Administrator, P.O. Box 40507, Indianapolis, IN 46240, or by calling and leaving a message at (317) 222-3035.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2012	Arcadia Resources, Inc.

	By:	/s/ Matthew R. Middendorf
Matthew R. Middendorf
	Its:	Chief Financial Officer, Treasurer and Secretary